News Release

Trustmark Corporation Announces Second Quarter 2015 Financial Results

JACKSON, Miss. – July 28, 2015 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $30.6 million in the second quarter of 2015, which represented diluted earnings per share of $0.45.  Trustmark’s performance during the second quarter of 2015 produced a return on average tangible equity of 12.05% and a return on average assets of 1.01%.  During the first six months of 2015, Trustmark’s net income totaled $59.8 million, which represented diluted earnings per share of $0.88.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable September 15, 2015, to shareholders of record on September 1, 2015.

Second Quarter Highlights
●	Revenue totaled $142.5 million, a 7.8% annualized increase from the prior quarter; efficiency ratio improved linked quarter to 66.00%
●	Net interest income (FTE) totaled $100.9 million; net interest margin excluding acquired loans expanded from the prior quarter to 3.49%
●	Noninterest income increased 7.5% from the prior quarter, reflecting diversified growth across Trustmark’s fee-income businesses
●	Continued solid credit performance; nonaccrual loans declined 11.1% from the prior quarter

Gerard R. Host, President and CEO, stated, “Trustmark’s financial performance reflects the value of our diversified financial services businesses.  We experienced solid loan growth in our Alabama and Texas markets.  Noninterest income increased 7.5% linked quarter, resulting from strong growth across our fee-income businesses.  During the quarter, we expanded our mortgage-production capabilities with the addition of ten mortgage producers in Mobile and Florence, Alabama, as well as Pensacola and Destin, Florida.  Noninterest expense remained well-controlled and credit quality remained strong, both of which continued to be important contributors to our financial success.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue to add value to the customers, clients, communities and shareholders we serve.”

Balance Sheet Management
●	Legacy loan growth in Alabama and Texas markets of $66.3 million, offset in part by reductions in Mississippi, Florida and Tennessee markets of $33.1 million
●	Average earning assets and deposits remained stable at $10.6 billion and $9.8 billion, respectively
●	Capital base provides opportunity to support additional growth

Loans held for investment totaled $6.4 billion at June 30, 2015, an increase of $33.2 million, or 0.5%, from the prior quarter and an increase of $260.1 million, or 4.2%, from one year earlier.  Loans secured by nonfarm, nonresidential real estate increased by $50.1 million linked quarter as growth in Texas, Alabama and Mississippi was partially offset by declines in Florida and Tennessee.  The single-family mortgage portfolio expanded by $23.9 million due principally to growth in the Mississippi and Alabama markets.  Other loans, which include loans to nonprofits and real estate investment trusts, increased $7.1 million, reflecting growth in Texas, Alabama, Florida and Tennessee.  Commercial and industrial loans declined $9.1 million as growth in Tennessee, Alabama and Florida was more than offset by paydowns in the Mississippi market.  Loans to states and other political subdivisions decreased by $40.1 million, while construction, land development and other land loans decreased $9.2 million, reflecting in part migration of balances to loans secured by nonfarm, nonresidential real estate and other loans secured by real estate.

Acquired loans totaled $466.4 million at June 30, 2015, down $32.0 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $6.9 billion at June 30, 2015, up $1.2 million from the prior quarter.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  At June 30, 2015, Trustmark’s tangible equity to tangible assets ratio was 8.93%, while its total risk-based capital ratio was 15.07%.  Tangible book value per share was $15.58 at June 30, 2015, up 5.4% from the prior year.

Credit Quality
●	Continued improvement in classified loan balances
●	Nonperforming assets declined 4.8% linked quarter and 10.6% year-over-year
●	Annualized net charge-offs totaled seven basis points of average loans in the second quarter

Classified loans continued to reflect steady improvement.  Relative to the prior quarter, Trustmark's classified loan balances declined 1.8%; when compared to the prior year, classified loan balances declined 11.0%.

Nonperforming assets declined $8.0 million, or 4.8%, from the prior quarter and $18.9 million, or 10.6%, from the comparable period one year earlier.  The decline during the quarter was attributable to a reduction in nonaccrual loans, while the year-over-year decline was attributable to both a reduction in nonaccrual loans and other real estate.

Allocation of Trustmark's $71.2 million allowance for loan losses represented 1.30% of commercial loans and 0.59% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.10% at June 30, 2015, representing a level management considers commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 192.6% of nonperforming loans, excluding impaired loans at June 30, 2015.

All of the above credit quality metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation
●	Net interest income (FTE) remained stable compared to the prior quarter; net interest margin excluding acquired loans expanded linked quarter to 3.49%
●	Noninterest income increased 7.5% from the prior quarter; insurance commissions and service charges on deposit accounts increased 9.1% and 7.5%, respectively, from the prior quarter

Revenue in the second quarter increased 2.0%, or 7.8% annualized, from the prior quarter to $142.5 million, continuing to reflect Trustmark’s diversified business model.  Net interest income (FTE) in the second quarter totaled $100.9 million, resulting in a net interest margin of 3.81%.  Compared to results in the prior quarter, interest income (FTE) benefited from increased income on both the held for investment and held for sale loan portfolio as well as the securities portfolio, but was offset by lower interest and fees on acquired loans.  The yield on acquired loans in the second quarter totaled 10.43% and included recoveries from settlement of debt of $3.6 million, which represented approximately 2.97% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin in the second quarter totaled 3.49%, up from 3.47% in the prior quarter.

Noninterest income totaled $45.5 million in the second quarter, an increase of 7.5% from the prior quarter and an increase of 3.2% from levels one year earlier.  Service charges on deposit accounts increased 7.5% linked quarter, rebounding from a seasonal reduction in fees in the prior quarter.  Bank card and other fees increased 9.7% from the prior quarter as a result of increased interchange income and fees on interest rate swaps for commercial loan customers.  Other income, net improved $622 thousand linked quarter due to gains associated with bank-owned life insurance in the second quarter and a previously disclosed loss on the disposition of a branch location in the prior quarter. The improvements in other income, net were partially offset by FDIC indemnification asset write-downs due to continued improvement in credit quality of acquired covered loans and dispositions of covered other real estate.

Insurance revenue in the second quarter totaled $9.4 million, an increase of 9.1% from the prior quarter and 13.3% from levels one year earlier.  The solid performance this quarter was primarily due to growth in the commercial property and casualty line of business, resulting from both a continued focus on new business and development of new production staff.  Wealth management revenue totaled $7.8 million, down $232 thousand, or 2.9%, due in part to lower income from brokerage commissions and retirement plan services.

Mortgage banking revenue in the second quarter totaled $9.5 million, up 5.8% and 53.1% from levels in the prior quarter and year, respectively.  The increase in mortgage revenue from the prior quarter primarily reflects favorable mortgage servicing hedge ineffectiveness and expanded secondary marketing gains.  Mortgage loan production in the second quarter totaled $416.9 million, up 36.9% from the prior quarter and 29.4% from levels one year earlier.

Noninterest Expense
●	Noninterest expense totaled $100.3 million, up 1.1% from the prior quarter and down 2.4% from the prior year
●	Efficiency ratio improved linked quarter to 66.00%
●	During the first six months of the year, Trustmark closed or consolidated six banking offices and opened two new banking offices in markets with higher growth opportunities

Excluding ORE expense and intangible amortization of $2.9 million, noninterest expense totaled $97.4 million, an increase of $1.3 million, or 1.3%, from comparable expenses in the prior quarter.  Salaries and benefits totaled $57.4 million in the second quarter, up 0.4% on a linked quarter basis due primarily to increased commissions from higher mortgage production; in contrast, headcount, on a full-time equivalent basis, decreased by 49 and 106 from the prior quarter and year, respectively.  Services and fees increased $884 thousand from the prior quarter, reflecting additional legal and data processing expense.  ORE and foreclosure expense declined $194 thousand and $2.9 million from the prior quarter and year, respectively.  Other expense increased $480 thousand relative to the prior quarter due principally to higher loan expense.

Trustmark also continued the optimization of its retail delivery channels to enhance productivity and efficiency as well as promote additional revenue growth.  During the second quarter, Trustmark completed the previously announced consolidation of five banking offices and announced plans to consolidate two additional offices in the third quarter of 2015.  Separately, Trustmark expanded its mortgage-banking platform with the addition of a new mortgage loan-production office in Florence, Alabama, while opening new banking offices in Spanish Fort and Inverness, Alabama.  In July, Trustmark opened a mortgage loan-production office in Pensacola, Florida.  Trustmark is committed to investments that support profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 29, 2015, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call.  A replay of the conference call will also be available through Wednesday, August 12, 2015, in archived format at the same web address or by calling (877) 344-7529, passcode 10068030.

Trustmark Corporation is a financial services company providing banking and financial solutions through 201 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2015 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2015	3/31/2015	6/30/2014	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,255,485	$2,190,344	$2,205,352	$65,141	3.0%	$50,133	2.3%
Securities AFS-nontaxable	120,330	127,623	135,956	(7,293)	-5.7%	(15,626)	-11.5%
Securities HTM-taxable	1,143,273	1,119,979	1,120,448	23,294	2.1%	22,825	2.0%
Securities HTM-nontaxable	38,173	41,405	43,551	(3,232)	-7.8%	(5,378)	-12.3%
Total securities	3,557,261	3,479,351	3,505,307	77,910	2.2%	51,954	1.5%
Loans (including loans held for sale)	6,554,739	6,561,430	6,160,781	(6,691)	-0.1%	393,958	6.4%
Acquired loans:
Noncovered loans	462,418	502,534	664,733	(40,116)	-8.0%	(202,315)	-30.4%
Covered loans	20,574	23,593	31,122	(3,019)	-12.8%	(10,548)	-33.9%
Fed funds sold and rev repos	557	217	2,648	340	n/m	(2,091)	-79.0%
Other earning assets	41,242	46,368	36,259	(5,126)	-11.1%	4,983	13.7%
Total earning assets	10,636,791	10,613,493	10,400,850	23,298	0.2%	235,941	2.3%
Allowance for loan losses	(84,331)	(81,993)	(77,652)	(2,338)	2.9%	(6,679)	8.6%
Cash and due from banks	272,292	290,251	304,441	(17,959)	-6.2%	(32,149)	-10.6%
Other assets	1,288,507	1,303,552	1,343,384	(15,045)	-1.2%	(54,877)	-4.1%
Total assets	$12,113,259	$12,125,303	$11,971,023	$(12,044)	-0.1%	$142,236	1.2%

Interest-bearing demand deposits	$1,924,447	$1,847,374	$1,826,019	$77,073	4.2%	$98,428	5.4%
Savings deposits	3,226,380	3,252,586	3,260,634	(26,206)	-0.8%	(34,254)	-1.1%
Time deposits less than $100,000	1,101,477	1,139,912	1,225,706	(38,435)	-3.4%	(124,229)	-10.1%
Time deposits of $100,000 or more	751,129	785,715	911,531	(34,586)	-4.4%	(160,402)	-17.6%
Total interest-bearing deposits	7,003,433	7,025,587	7,223,890	(22,154)	-0.3%	(220,457)	-3.1%
Fed funds purchased and repos	497,606	421,206	387,289	76,400	18.1%	110,317	28.5%
Short-term borrowings	128,761	256,714	59,465	(127,953)	-49.8%	69,296	n/m
Long-term FHLB advances	1,213	1,243	8,291	(30)	-2.4%	(7,078)	-85.4%
Subordinated notes	49,947	49,939	49,915	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Total interest-bearing liabilities	7,742,816	7,816,545	7,790,706	(73,729)	-0.9%	(47,890)	-0.6%
Noninterest-bearing deposits	2,772,741	2,741,945	2,676,907	30,796	1.1%	95,834	3.6%
Other liabilities	143,201	129,844	111,170	13,357	10.3%	32,031	28.8%
Total liabilities	10,658,758	10,688,334	10,578,783	(29,576)	-0.3%	79,975	0.8%
Shareholders' equity	1,454,501	1,436,969	1,392,240	17,532	1.2%	62,261	4.5%
Total liabilities and equity	$12,113,259	$12,125,303	$11,971,023	$(12,044)	-0.1%	$142,236	1.2%

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2015	3/31/2015	6/30/2014	$ Change	% Change	$ Change	% Change
Cash and due from banks	$255,050	$335,244	$322,960	$(80,194)	-23.9%	$(67,910)	-21.0%
Fed funds sold and rev repos	-	-	5,000	-	n/m	(5,000)	-100.0%
Securities available for sale	2,446,383	2,381,459	2,376,431	64,924	2.7%	69,952	2.9%
Securities held to maturity	1,190,161	1,184,554	1,156,790	5,607	0.5%	33,371	2.9%
Loans held for sale (LHFS)	147,539	150,365	142,103	(2,826)	-1.9%	5,436	3.8%
Loans held for investment (LHFI)	6,447,073	6,413,876	6,187,000	33,197	0.5%	260,073	4.2%
Allowance for loan losses	(71,166)	(71,321)	(66,648)	155	-0.2%	(4,518)	6.8%
Net LHFI	6,375,907	6,342,555	6,120,352	33,352	0.5%	255,555	4.2%
Acquired loans:
Noncovered loans	447,160	478,172	616,911	(31,012)	-6.5%	(169,751)	-27.5%
Covered loans	19,239	20,271	29,628	(1,032)	-5.1%	(10,389)	-35.1%
Allowance for loan losses, acquired loans	(12,629)	(11,837)	(11,179)	(792)	6.7%	(1,450)	13.0%
Net acquired loans	453,770	486,606	635,360	(32,836)	-6.7%	(181,590)	-28.6%
Net LHFI and acquired loans	6,829,677	6,829,161	6,755,712	516	0.0%	73,965	1.1%
Premises and equipment, net	196,220	198,039	201,639	(1,819)	-0.9%	(5,419)	-2.7%
Mortgage servicing rights	71,422	62,903	65,049	8,519	13.5%	6,373	9.8%
Goodwill	365,500	365,500	365,500	-	0.0%	-	0.0%
Identifiable intangible assets	32,042	31,250	37,506	792	2.5%	(5,464)	-14.6%
Other real estate, excluding covered other real estate	90,748	90,175	106,970	573	0.6%	(16,222)	-15.2%
Covered other real estate	3,755	4,794	3,872	(1,039)	-21.7%	(117)	-3.0%
FDIC indemnification asset	2,632	4,743	10,866	(2,111)	-44.5%	(8,234)	-75.8%
Other assets	551,319	540,977	569,598	10,342	1.9%	(18,279)	-3.2%
Total assets	$12,182,448	$12,179,164	$12,119,996	$3,284	0.0%	$62,452	0.5%

Deposits:
Noninterest-bearing	$2,819,171	$2,936,875	$2,729,199	$(117,704)	-4.0%	$89,972	3.3%
Interest-bearing	6,973,003	6,970,115	7,131,167	2,888	0.0%	(158,164)	-2.2%
Total deposits	9,792,174	9,906,990	9,860,366	(114,816)	-1.2%	(68,192)	-0.7%
Fed funds purchased and repos	477,462	523,187	559,316	(45,725)	-8.7%	(81,854)	-14.6%
Short-term borrowings	201,744	50,570	61,227	151,174	n/m	140,517	n/m
Long-term FHLB advances	1,204	1,222	8,236	(18)	-1.5%	(7,032)	-85.4%
Subordinated notes	49,953	49,944	49,920	9	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	147,646	139,311	119,184	8,335	6.0%	28,462	23.9%
Total liabilities	10,732,039	10,733,080	10,720,105	(1,041)	0.0%	11,934	0.1%
Common stock	14,076	14,076	14,051	-	0.0%	25	0.2%
Capital surplus	359,533	358,583	353,196	950	0.3%	6,337	1.8%
Retained earnings	1,117,993	1,103,077	1,063,201	14,916	1.4%	54,792	5.2%
Accum other comprehensive
loss, net of tax	(41,193)	(29,652)	(30,557)	(11,541)	38.9%	(10,636)	34.8%
Total shareholders' equity	1,450,409	1,446,084	1,399,891	4,325	0.3%	50,518	3.6%
Total liabilities and equity	$12,182,448	$12,179,164	$12,119,996	$3,284	0.0%	$62,452	0.5%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2015 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2015	3/31/2015	6/30/2014	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$71,546	$69,658	$69,618	$1,888	2.7%	$1,928	2.8%
Interest and fees on acquired loans	12,557	15,078	23,250	(2,521)	-16.7%	(10,693)	-46.0%
Interest on securities-taxable	19,731	19,586	19,522	145	0.7%	209	1.1%
Interest on securities-tax exempt-FTE	1,688	1,789	1,912	(101)	-5.6%	(224)	-11.7%
Interest on fed funds sold and rev repos	2	-	6	2	n/m	(4)	-66.7%
Other interest income	392	393	379	(1)	-0.3%	13	3.4%
Total interest income-FTE	105,916	106,504	114,687	(588)	-0.6%	(8,771)	-7.6%
Interest on deposits	3,204	3,247	3,970	(43)	-1.3%	(766)	-19.3%
Interest on fed funds pch and repos	179	143	110	36	25.2%	69	62.7%
Other interest expense	1,614	1,649	1,375	(35)	-2.1%	239	17.4%
Total interest expense	4,997	5,039	5,455	(42)	-0.8%	(458)	-8.4%
Net interest income-FTE	100,919	101,465	109,232	(546)	-0.5%	(8,313)	-7.6%
Provision for loan losses, LHFI	1,033	1,785	351	(752)	-42.1%	682	n/m
Provision for loan losses, acquired loans	825	347	3,784	478	n/m	(2,959)	-78.2%
Net interest income after provision-FTE	99,061	99,333	105,097	(272)	-0.3%	(6,036)	-5.7%
Service charges on deposit accounts	11,920	11,085	11,846	835	7.5%	74	0.6%
Insurance commissions	9,401	8,616	8,300	785	9.1%	1,101	13.3%
Wealth management	7,758	7,990	7,710	(232)	-2.9%	48	0.6%
Bank card and other fees	7,416	6,762	9,894	654	9.7%	(2,478)	-25.0%
Mortgage banking, net	9,481	8,965	6,191	516	5.8%	3,290	53.1%
Other, net	(433)	(1,055)	199	622	59.0%	(632)	n/m
Nonint inc-excl sec gains (losses), net	45,543	42,363	44,140	3,180	7.5%	1,403	3.2%
Security gains (losses), net	-	-	-	-	n/m	-	n/m
Total noninterest income	45,543	42,363	44,140	3,180	7.5%	1,403	3.2%
Salaries and employee benefits	57,393	57,169	56,134	224	0.4%	1,259	2.2%
Services and fees	15,005	14,121	14,543	884	6.3%	462	3.2%
Net occupancy-premises	6,243	6,191	6,413	52	0.8%	(170)	-2.7%
Equipment expense	5,903	5,974	6,136	(71)	-1.2%	(233)	-3.8%
FDIC assessment expense	2,615	2,940	2,468	(325)	-11.1%	147	6.0%
ORE/Foreclosure expense	921	1,115	3,836	(194)	-17.4%	(2,915)	-76.0%
Other expense	12,186	11,706	13,231	480	4.1%	(1,045)	-7.9%
Total noninterest expense	100,266	99,216	102,761	1,050	1.1%	(2,495)	-2.4%
Income before income taxes and tax eq adj	44,338	42,480	46,476	1,858	4.4%	(2,138)	-4.6%
Tax equivalent adjustment	3,970	4,073	3,944	(103)	-2.5%	26	0.7%
Income before income taxes	40,368	38,407	42,532	1,961	5.1%	(2,164)	-5.1%
Income taxes	9,766	9,259	9,635	507	5.5%	131	1.4%
Net income	$30,602	$29,148	$32,897	$1,454	5.0%	$(2,295)	-7.0%

Per share data
Earnings per share - basic	$0.45	$0.43	$0.49	$0.02	4.7%	$(0.04)	-8.2%

Earnings per share - diluted	$0.45	$0.43	$0.49	$0.02	4.7%	$(0.04)	-8.2%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average shares outstanding
Basic	67,556,825	67,525,791	67,439,659

Diluted	67,685,449	67,639,326	67,582,714

Period end shares outstanding	67,557,395	67,556,591	67,439,788

OTHER FINANCIAL DATA
Return on equity	8.44%	8.23%	9.48%
Return on average tangible equity	12.05%	11.86%	13.90%
Return on assets	1.01%	0.97%	1.10%
Interest margin - Yield - FTE	3.99%	4.07%	4.42%
Interest margin - Cost	0.19%	0.19%	0.21%
Net interest margin - FTE	3.81%	3.88%	4.21%
Efficiency ratio (1)	66.00%	66.46%	64.31%
Full-time equivalent employees	2,989	3,038	3,095

STOCK PERFORMANCE
Market value-Close	$24.98	$24.28	$24.69
Book value	$21.47	$21.41	$20.76
Tangible book value	$15.58	$15.53	$14.78

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2015 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	6/30/2015	3/31/2015	6/30/2014	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$713	$902	$80	$(189)	-21.0%	$633	n/m
Florida	7,892	8,179	11,041	(287)	-3.5%	(3,149)	-28.5%
Mississippi (2)	52,051	52,145	49,430	(94)	-0.2%	2,621	5.3%
Tennessee (3)	5,468	4,197	4,244	1,271	30.3%	1,224	28.8%
Texas	2,314	11,585	6,323	(9,271)	-80.0%	(4,009)	-63.4%
Total nonaccrual loans	68,438	77,008	71,118	(8,570)	-11.1%	(2,680)	-3.8%
Other real estate
Alabama	21,849	21,795	24,541	54	0.2%	(2,692)	-11.0%
Florida	31,059	34,746	43,207	(3,687)	-10.6%	(12,148)	-28.1%
Mississippi (2)	14,094	15,143	18,723	(1,049)	-6.9%	(4,629)	-24.7%
Tennessee (3)	9,707	10,072	12,073	(365)	-3.6%	(2,366)	-19.6%
Texas	14,039	8,419	8,426	5,620	66.8%	5,613	66.6%
Total other real estate	90,748	90,175	106,970	573	0.6%	(16,222)	-15.2%
Total nonperforming assets	$159,186	$167,183	$178,088	$(7,997)	-4.8%	$(18,902)	-10.6%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,771	$1,413	$1,936	$358	25.3%	$(165)	-8.5%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$11,987	$7,584	$21,810	$4,403	58.1%	$(9,823)	-45.0%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	6/30/2015	3/31/2015	6/30/2014	$ Change	% Change	$ Change	% Change
Beginning Balance	$71,321	$69,616	$67,518	$1,705	2.4%	$3,803	5.6%
Provision for loan losses	1,033	1,785	351	(752)	-42.1%	682	n/m
Charge-offs	(4,278)	(3,004)	(3,820)	(1,274)	42.4%	(458)	12.0%
Recoveries	3,090	2,924	2,599	166	5.7%	491	18.9%
Net (charge-offs) recoveries	(1,188)	(80)	(1,221)	(1,108)	n/m	33	-2.7%
Ending Balance	$71,166	$71,321	$66,648	$(155)	-0.2%	$4,518	6.8%

PROVISION FOR LOAN LOSSES (4)
Alabama	$623	$761	$696	$(138)	-18.1%	$(73)	-10.5%
Florida	(1,168)	1,833	(2,014)	(3,001)	n/m	846	-42.0%
Mississippi (2)	2,046	(2,729)	2,877	4,775	n/m	(831)	-28.9%
Tennessee (3)	(483)	1,432	(277)	(1,915)	n/m	(206)	74.4%
Texas	15	488	(931)	(473)	-96.9%	946	n/m
Total provision for loan losses	$1,033	$1,785	$351	$(752)	-42.1%	$682	n/m

NET CHARGE-OFFS (4)
Alabama	$216	$144	$84	$72	50.0%	$132	n/m
Florida	539	(28)	(525)	567	n/m	1,064	n/m
Mississippi (2)	1,028	143	1,518	885	n/m	(490)	-32.3%
Tennessee (3)	105	(216)	87	321	n/m	18	20.7%
Texas	(700)	37	57	(737)	n/m	(757)	n/m
Total net charge-offs (recoveries)	$1,188	$80	$1,221	$1,108	n/m	$(33)	-2.7%

CREDIT QUALITY RATIOS (1)
Net charge-offs/average loans	0.07%	0.00%	0.08%
Provision for loan losses/average loans	0.06%	0.11%	0.02%
Nonperforming loans/total loans (incl LHFS)	1.04%	1.17%	1.12%
Nonperforming assets/total loans (incl LHFS)	2.41%	2.55%	2.81%
Nonperforming assets/total loans (incl LHFS) +ORE	2.38%	2.51%	2.77%
ALL/total loans (excl LHFS)	1.10%	1.11%	1.08%
ALL-commercial/total commercial loans	1.30%	1.30%	1.20%
ALL-consumer/total consumer and home mortgage loans	0.59%	0.61%	0.75%
ALL/nonperforming loans	103.99%	92.62%	93.71%
ALL/nonperforming loans -
(excl impaired loans)	192.60%	205.52%	159.71%

CAPITAL RATIOS
Total equity/total assets	11.91%	11.87%	11.55%
Tangible equity/tangible assets	8.93%	8.91%	8.51%
Tangible equity/risk-weighted assets	12.34%	12.34%	12.19%
Tier 1 leverage ratio	10.14%	9.99%	9.43%
Tier 1 common risk-based capital ratio	13.28%	13.14%	12.61%
Tier 1 risk-based capital ratio	13.97%	13.83%	13.34%
Total risk-based capital ratio	15.07%	14.92%	14.54%

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2015 ($ in thousands) (unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Securities AFS-taxable	$2,255,485	$2,190,344	$2,204,361	$2,202,020	$2,205,352	$2,223,094	$2,171,062
Securities AFS-nontaxable	120,330	127,623	129,403	131,305	135,956	123,956	142,812
Securities HTM-taxable	1,143,273	1,119,979	1,117,989	1,126,309	1,120,448	1,131,690	1,119,602
Securities HTM-nontaxable	38,173	41,405	42,040	43,114	43,551	39,780	37,330
Total securities	3,557,261	3,479,351	3,493,793	3,502,748	3,505,307	3,518,520	3,470,806
Loans (including loans held for sale)	6,554,739	6,561,430	6,494,369	6,387,251	6,160,781	6,558,066	6,056,331
Acquired loans:
Noncovered loans	462,418	502,534	544,260	585,675	664,733	482,365	707,988
Covered loans	20,574	23,593	27,039	28,971	31,122	22,075	32,456
Fed funds sold and rev repos	557	217	1,269	4,228	2,648	388	4,543
Other earning assets	41,242	46,368	48,224	41,871	36,259	43,791	36,538
Total earning assets	10,636,791	10,613,493	10,608,954	10,550,744	10,400,850	10,625,205	10,308,662
Allowance for loan losses	(84,331)	(81,993)	(82,851)	(78,227)	(77,652)	(83,168)	(78,688)
Cash and due from banks	272,292	290,251	284,754	272,925	304,441	281,222	355,476
Other assets	1,288,507	1,303,552	1,317,217	1,345,771	1,343,384	1,295,989	1,359,614
Total assets	$12,113,259	$12,125,303	$12,128,074	$12,091,213	$11,971,023	$12,119,248	$11,945,064

Interest-bearing demand deposits	$1,924,447	$1,847,374	$1,815,999	$1,808,710	$1,826,019	$1,886,123	$1,863,056
Savings deposits	3,226,380	3,252,586	2,963,771	3,050,743	3,260,634	3,239,411	3,227,053
Time deposits less than $100,000	1,101,477	1,139,912	1,152,622	1,187,794	1,225,706	1,120,588	1,252,958
Time deposits of $100,000 or more	751,129	785,715	838,309	874,333	911,531	768,326	929,421
Total interest-bearing deposits	7,003,433	7,025,587	6,770,701	6,921,580	7,223,890	7,014,448	7,272,488
Fed funds purchased and repos	497,606	421,206	526,482	540,870	387,289	459,617	335,341
Short-term borrowings	128,761	256,714	385,841	181,114	59,465	192,384	62,222
Long-term FHLB advances	1,213	1,243	2,652	8,050	8,291	1,228	8,348
Subordinated notes	49,947	49,939	49,931	49,923	49,915	49,943	49,911
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	7,742,816	7,816,545	7,797,463	7,763,393	7,790,706	7,779,476	7,790,166
Noninterest-bearing deposits	2,772,741	2,741,945	2,762,332	2,774,745	2,676,907	2,757,428	2,653,973
Other liabilities	143,201	129,844	146,011	140,218	111,170	136,561	120,906
Total liabilities	10,658,758	10,688,334	10,705,806	10,678,356	10,578,783	10,673,465	10,565,045
Shareholders' equity	1,454,501	1,436,969	1,422,268	1,412,857	1,392,240	1,445,783	1,380,019
Total liabilities and equity	$12,113,259	$12,125,303	$12,128,074	$12,091,213	$11,971,023	$12,119,248	$11,945,064

PERIOD END BALANCES	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Cash and due from banks	$255,050	$335,244	$315,973	$237,497	$322,960
Fed funds sold and rev repos	-	-	1,885	4,013	5,000
Securities available for sale	2,446,383	2,381,459	2,374,567	2,363,895	2,376,431
Securities held to maturity	1,190,161	1,184,554	1,170,685	1,169,640	1,156,790
Loans held for sale (LHFS)	147,539	150,365	132,196	135,562	142,103
Loans held for investment (LHFI)	6,447,073	6,413,876	6,449,469	6,333,651	6,187,000
Allowance for loan losses	(71,166)	(71,321)	(69,616)	(70,134)	(66,648)
Net LHFI	6,375,907	6,342,555	6,379,853	6,263,517	6,120,352
Acquired loans:
Noncovered loans	447,160	478,172	525,783	564,542	616,911
Covered loans	19,239	20,271	23,626	27,607	29,628
Allowance for loan losses, acquired loans	(12,629)	(11,837)	(12,059)	(11,949)	(11,179)
Net acquired loans	453,770	486,606	537,350	580,200	635,360
Net LHFI and acquired loans	6,829,677	6,829,161	6,917,203	6,843,717	6,755,712
Premises and equipment, net	196,220	198,039	200,781	200,474	201,639
Mortgage servicing rights	71,422	62,903	64,358	67,090	65,049
Goodwill	365,500	365,500	365,500	365,500	365,500
Identifiable intangible assets	32,042	31,250	33,234	35,357	37,506
Other real estate, excluding covered other real estate	90,748	90,175	92,509	97,037	106,970
Covered other real estate	3,755	4,794	6,060	4,146	3,872
FDIC indemnification asset	2,632	4,743	6,997	8,154	10,866
Other assets	551,319	540,977	568,685	564,234	569,598
Total assets	$12,182,448	$12,179,164	$12,250,633	$12,096,316	$12,119,996

Deposits:
Noninterest-bearing	$2,819,171	$2,936,875	$2,748,635	$2,723,480	$2,729,199
Interest-bearing	6,973,003	6,970,115	6,949,723	6,789,745	7,131,167
Total deposits	9,792,174	9,906,990	9,698,358	9,513,225	9,860,366
Fed funds purchased and repos	477,462	523,187	443,543	607,851	559,316
Short-term borrowings	201,744	50,570	425,077	316,666	61,227
Long-term FHLB advances	1,204	1,222	1,253	8,003	8,236
Subordinated notes	49,953	49,944	49,936	49,928	49,920
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	147,646	139,311	150,670	123,689	119,184
Total liabilities	10,732,039	10,733,080	10,830,693	10,681,218	10,720,105
Common stock	14,076	14,076	14,060	14,051	14,051
Capital surplus	359,533	358,583	356,244	354,251	353,196
Retained earnings	1,117,993	1,103,077	1,092,120	1,081,161	1,063,201
Accum other comprehensive
loss, net of tax	(41,193)	(29,652)	(42,484)	(34,365)	(30,557)
Total shareholders' equity	1,450,409	1,446,084	1,419,940	1,415,098	1,399,891
Total liabilities and equity	$12,182,448	$12,179,164	$12,250,633	$12,096,316	$12,119,996

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2015 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Interest and fees on LHFS & LHFI-FTE	$71,546	$69,658	$70,775	$70,197	$69,618	$141,204	$135,803
Interest and fees on acquired loans	12,557	15,078	13,500	23,200	23,250	27,635	40,036
Interest on securities-taxable	19,731	19,586	21,694	19,712	19,522	39,317	38,742
Interest on securities-tax exempt-FTE	1,688	1,789	1,814	1,845	1,912	3,477	3,832
Interest on fed funds sold and rev repos	2	-	3	9	6	2	11
Other interest income	392	393	384	386	379	785	754
Total interest income-FTE	105,916	106,504	108,170	115,349	114,687	212,420	219,178
Interest on deposits	3,204	3,247	3,382	3,606	3,970	6,451	8,335
Interest on fed funds pch and repos	179	143	184	180	110	322	186
Other interest expense	1,614	1,649	1,510	1,425	1,375	3,263	2,738
Total interest expense	4,997	5,039	5,076	5,211	5,455	10,036	11,259
Net interest income-FTE	100,919	101,465	103,094	110,138	109,232	202,384	207,919
Provision for loan losses, LHFI	1,033	1,785	(1,393)	3,058	351	2,818	(454)
Provision for loan losses, acquired loans	825	347	1,179	1,145	3,784	1,172	3,847
Net interest income after provision-FTE	99,061	99,333	103,308	105,935	105,097	198,394	204,526
Service charges on deposit accounts	11,920	11,085	12,514	12,743	11,846	23,005	23,414
Insurance commissions	9,401	8,616	7,831	9,240	8,300	18,017	16,397
Wealth management	7,758	7,990	8,460	8,038	7,710	15,748	15,845
Bank card and other fees	7,416	6,762	6,712	7,279	9,894	14,178	18,975
Mortgage banking, net	9,481	8,965	5,918	5,842	6,191	18,446	13,020
Other, net	(433)	(1,055)	596	(160)	199	(1,488)	178
Nonint inc-excl sec gains (losses), net	45,543	42,363	42,031	42,982	44,140	87,906	87,829
Security gains (losses), net	-	-	-	(89)	-	-	389
Total noninterest income	45,543	42,363	42,031	42,893	44,140	87,906	88,218
Salaries and employee benefits	57,393	57,169	57,159	56,675	56,134	114,562	112,860
Services and fees	15,005	14,121	14,401	14,489	14,543	29,126	27,708
Net occupancy-premises	6,243	6,191	6,632	6,817	6,413	12,434	13,019
Equipment expense	5,903	5,974	5,911	5,675	6,136	11,877	12,274
FDIC assessment expense	2,615	2,940	2,669	2,644	2,468	5,555	4,884
ORE/Foreclosure expense	921	1,115	3,240	930	3,836	2,036	7,151
Other expense	12,186	11,706	14,420	12,964	13,231	23,892	26,483
Total noninterest expense	100,266	99,216	104,432	100,194	102,761	199,482	204,379
Income before income taxes and tax eq adj	44,338	42,480	40,907	48,634	46,476	86,818	88,365
Tax equivalent adjustment	3,970	4,073	4,179	3,909	3,944	8,043	7,727
Income before income taxes	40,368	38,407	36,728	44,725	42,532	78,775	80,638
Income taxes	9,766	9,259	8,655	11,136	9,635	19,025	18,738
Net income	$30,602	$29,148	$28,073	$33,589	$32,897	$59,750	$61,900

Per share data
Earnings per share - basic	$0.45	$0.43	$0.42	$0.50	$0.49	$0.88	$0.92

Earnings per share - diluted	$0.45	$0.43	$0.42	$0.50	$0.49	$0.88	$0.92

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average shares outstanding
Basic	67,556,825	67,525,791	67,445,721	67,439,788	67,439,659	67,541,394	67,424,984

Diluted	67,685,449	67,639,326	67,633,637	67,608,612	67,582,714	67,662,757	67,566,640

Period end shares outstanding	67,557,395	67,556,591	67,481,992	67,439,788	67,439,788	67,557,395	67,439,788

OTHER FINANCIAL DATA
Return on equity	8.44%	8.23%	7.83%	9.43%	9.48%	8.33%	9.05%
Return on average tangible equity	12.05%	11.86%	11.40%	13.70%	13.90%	11.96%	13.43%
Return on assets	1.01%	0.97%	0.92%	1.10%	1.10%	0.99%	1.05%
Interest margin - Yield - FTE	3.99%	4.07%	4.05%	4.34%	4.42%	4.03%	4.29%
Interest margin - Cost	0.19%	0.19%	0.19%	0.20%	0.21%	0.19%	0.22%
Net interest margin - FTE	3.81%	3.88%	3.86%	4.14%	4.21%	3.84%	4.07%
Efficiency ratio (1)	66.00%	66.46%	69.16%	62.80%	64.31%	66.23%	66.24%
Full-time equivalent employees	2,989	3,038	3,060	3,067	3,095

STOCK PERFORMANCE
Market value-Close	$24.98	$24.28	$24.54	$23.04	$24.69
Book value	$21.47	$21.41	$21.04	$20.98	$20.76
Tangible book value	$15.58	$15.53	$15.13	$15.04	$14.78

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2015 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Nonaccrual loans
Alabama	$713	$902	$852	$852	$80
Florida	7,892	8,179	11,091	10,986	11,041
Mississippi (2)	52,051	52,145	57,129	65,751	49,430
Tennessee (3)	5,468	4,197	5,819	5,901	4,244
Texas	2,314	11,585	4,452	4,824	6,323
Total nonaccrual loans	68,438	77,008	79,343	88,314	71,118
Other real estate
Alabama	21,849	21,795	21,196	24,256	24,541
Florida	31,059	34,746	35,324	36,608	43,207
Mississippi (2)	14,094	15,143	17,397	16,419	18,723
Tennessee (3)	9,707	10,072	10,292	11,347	12,073
Texas	14,039	8,419	8,300	8,407	8,426
Total other real estate	90,748	90,175	92,509	97,037	106,970
Total nonperforming assets	$159,186	$167,183	$171,852	$185,351	$178,088

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,771	$1,413	$2,764	$3,839	$1,936

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$11,987	$7,584	$25,943	$24,979	$21,810

	Quarter Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES (4)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Beginning Balance	$71,321	$69,616	$70,134	$66,648	$67,518	$69,616	$66,448
Provision for loan losses	1,033	1,785	(1,393)	3,058	351	2,818	(454)
Charge-offs	(4,278)	(3,004)	(3,174)	(3,216)	(3,820)	(7,282)	(6,836)
Recoveries	3,090	2,924	4,049	3,644	2,599	6,014	7,490
Net (charge-offs) recoveries	(1,188)	(80)	875	428	(1,221)	(1,268)	654
Ending Balance	$71,166	$71,321	$69,616	$70,134	$66,648	$71,166	$66,648

PROVISION FOR LOAN LOSSES (4)
Alabama	$623	$761	$283	$1,093	$696	$1,384	$1,168
Florida	(1,168)	1,833	(66)	(147)	(2,014)	665	(5,513)
Mississippi (2)	2,046	(2,729)	(3,065)	4,679	2,877	(683)	4,860
Tennessee (3)	(483)	1,432	1,993	244	(277)	949	(1,192)
Texas	15	488	(538)	(2,811)	(931)	503	223
Total provision for loan losses	$1,033	$1,785	$(1,393)	$3,058	$351	$2,818	$(454)

NET CHARGE-OFFS (4)
Alabama	$216	$144	$92	$172	$84	$360	$139
Florida	539	(28)	(226)	(89)	(525)	511	(3,049)
Mississippi (2)	1,028	143	(880)	462	1,518	1,171	2,194
Tennessee (3)	105	(216)	325	48	87	(111)	86
Texas	(700)	37	(186)	(1,021)	57	(663)	(24)
Total net charge-offs (recoveries)	$1,188	$80	$(875)	$(428)	$1,221	$1,268	$(654)

CREDIT QUALITY RATIOS (1)
Net charge-offs/average loans	0.07%	0.00%	-0.05%	-0.03%	0.08%	0.04%	-0.02%
Provision for loan losses/average loans	0.06%	0.11%	-0.09%	0.19%	0.02%	0.09%	-0.02%
Nonperforming loans/total loans (incl LHFS)	1.04%	1.17%	1.21%	1.37%	1.12%
Nonperforming assets/total loans (incl LHFS)	2.41%	2.55%	2.61%	2.87%	2.81%
Nonperforming assets/total loans (incl LHFS) +ORE	2.38%	2.51%	2.57%	2.82%	2.77%
ALL/total loans (excl LHFS)	1.10%	1.11%	1.08%	1.11%	1.08%
ALL-commercial/total commercial loans	1.30%	1.30%	1.23%	1.26%	1.20%
ALL-consumer/total consumer and home mortgage loans	0.59%	0.61%	0.67%	0.69%	0.75%
ALL/nonperforming loans	103.99%	92.62%	87.74%	79.41%	93.71%
ALL/nonperforming loans -
(excl impaired loans)	192.60%	205.52%	180.95%	178.81%	159.71%

CAPITAL RATIOS
Total equity/total assets	11.91%	11.87%	11.59%	11.70%	11.55%
Tangible equity/tangible assets	8.93%	8.91%	8.62%	8.67%	8.51%
Tangible equity/risk-weighted assets	12.34%	12.34%	12.17%	12.24%	12.19%
Tier 1 leverage ratio	10.14%	9.99%	9.63%	9.54%	9.43%
Tier 1 common risk-based capital ratio	13.28%	13.14%	12.75%	12.74%	12.61%
Tier 1 risk-based capital ratio	13.97%	13.83%	13.47%	13.47%	13.34%
Total risk-based capital ratio	15.07%	14.92%	14.56%	14.70%	14.54%

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2015 ($ in thousands) (unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$-	$-	$100	$100	$100
U.S. Government agency obligations
Issued by U.S. Government agencies	74,409	78,115	79,656	83,011	117,489
Issued by U.S. Government sponsored agencies	33,009	33,076	32,818	30,779	40,848
Obligations of states and political subdivisions	151,322	160,154	162,258	165,463	171,229
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	20,651	12,010	12,427	12,828	13,492
Issued by FNMA and FHLMC	185,651	195,470	204,441	213,420	225,229
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,662,476	1,646,710	1,661,833	1,603,138	1,543,619
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	290,398	225,826	189,334	221,641	229,283
Asset-backed securities and structured financial products	28,467	30,098	31,700	33,515	35,142
Total securities available for sale	$2,446,383	$2,381,459	$2,374,567	$2,363,895	$2,376,431

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$101,374	$101,171	$100,971	$100,767	$100,563
Obligations of states and political subdivisions	56,978	62,928	63,505	64,538	65,193
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	18,265	18,861	19,115	13,368	13,959
Issued by FNMA and FHLMC	10,965	11,341	11,437	11,816	12,165
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	838,989	842,827	834,176	836,966	822,444
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	163,590	147,426	141,481	142,185	142,466
Total securities held to maturity	$1,190,161	$1,184,554	$1,170,685	$1,169,640	$1,156,790

During the fourth quarter of 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At June 30, 2015, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive (loss) income in the accompanying balance sheet totaled approximately $37.3 million ($23.0 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 94% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2015 ($ in thousands) (unaudited)

Note 2 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Loans secured by real estate:
Construction, land development and other land loans	$682,444	$691,657	$619,877	$580,794	$531,651
Secured by 1-4 family residential properties	1,637,933	1,613,993	1,634,397	1,625,480	1,581,859
Secured by nonfarm, nonresidential properties	1,567,035	1,516,895	1,553,193	1,560,901	1,544,516
Other real estate secured	240,056	233,322	253,787	239,819	250,383
Commercial and industrial loans	1,219,684	1,228,788	1,270,350	1,246,753	1,250,146
Consumer loans	165,215	161,535	167,964	168,813	165,372
State and other political subdivision loans	574,265	614,330	602,727	585,382	562,415
Other loans	360,441	353,356	347,174	325,709	300,658
LHFI	6,447,073	6,413,876	6,449,469	6,333,651	6,187,000
Allowance for loan losses	(71,166)	(71,321)	(69,616)	(70,134)	(66,648)
Net LHFI	$6,375,907	$6,342,555	$6,379,853	$6,263,517	$6,120,352

ACQUIRED NONCOVERED LOANS BY TYPE	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Loans secured by real estate:
Construction, land development and other land loans	$50,867	$51,363	$58,309	$64,808	$75,353
Secured by 1-4 family residential properties	101,027	111,830	116,920	120,366	133,191
Secured by nonfarm, nonresidential properties	168,698	177,210	202,323	214,806	226,967
Other real estate secured	25,666	26,819	27,813	28,036	30,918
Commercial and industrial loans	73,732	81,261	88,256	103,185	114,212
Consumer loans	7,273	8,494	9,772	11,236	14,733
Other loans	19,897	21,195	22,390	22,105	21,537
Noncovered loans	447,160	478,172	525,783	564,542	616,911
Allowance for loan losses	(11,927)	(11,106)	(10,541)	(11,136)	(9,770)
Net noncovered loans	$435,233	$467,066	$515,242	$553,406	$607,141

ACQUIRED COVERED LOANS BY TYPE	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Loans secured by real estate:
Construction, land development and other land loans	$904	$1,447	$1,197	$1,721	$2,130
Secured by 1-4 family residential properties	11,080	11,200	13,180	14,114	14,565
Secured by nonfarm, nonresidential properties	5,206	5,844	7,672	8,270	8,831
Other real estate secured	1,622	1,469	1,096	2,949	2,376
Commercial and industrial loans	371	255	277	327	336
Consumer loans	-	-	-	-	-
Other loans	56	56	204	226	1,390
Covered loans	19,239	20,271	23,626	27,607	29,628
Allowance for loan losses	(702)	(731)	(1,518)	(813)	(1,409)
Net covered loans	$18,537	$19,540	$22,108	$26,794	$28,219

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2015 ($ in thousands) (unaudited)

Note 2 – Loan Composition (continued)
	June 30, 2015
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$682,444	$90,143	$59,123	$250,180	$55,907	$227,091
Secured by 1-4 family residential properties	1,637,933	51,114	50,074	1,400,973	118,877	16,895
Secured by nonfarm, nonresidential properties	1,567,035	127,686	163,491	771,774	147,094	356,990
Other real estate secured	240,056	16,920	5,630	143,176	17,932	56,398
Commercial and industrial loans	1,219,684	87,282	12,290	750,577	115,896	253,639
Consumer loans	165,215	17,228	2,594	125,937	16,886	2,570
State and other political subdivision loans	574,265	45,427	26,826	408,388	20,732	72,892
Other loans	360,441	22,861	19,707	237,846	38,742	41,285
Loans	$6,447,073	$458,661	$339,735	$4,088,851	$532,066	$1,027,760

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$46,755	$5,766	$21,435	$13,767	$2,297	$3,490
Development	52,087	7,610	5,471	29,861	796	8,349
Unimproved land	113,535	8,061	21,608	46,250	21,915	15,701
1-4 family construction	144,864	24,526	10,127	69,343	1,941	38,927
Other construction	325,203	44,180	482	90,959	28,958	160,624
Construction, land development and other land loans	$682,444	$90,143	$59,123	$250,180	$55,907	$227,091

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$212,385	$36,496	$35,661	$71,404	$21,084	$47,740
Office	205,966	15,924	38,868	77,619	6,225	67,330
Nursing homes/assisted living	76,658	-	-	70,847	5,811	-
Hotel/motel	110,620	11,372	18,477	37,192	33,472	10,107
Industrial	43,212	5,325	5,795	11,316	1,091	19,685
Health care	25,319	2,174	-	23,126	19	-
Convenience stores	13,471	239	-	7,356	1,180	4,696
Other	154,628	6,257	19,021	69,527	3,089	56,734
Total income producing loans	842,259	77,787	117,822	368,387	71,971	206,292

Owner-occupied:
Office	114,409	7,234	17,756	57,401	7,887	24,131
Churches	94,059	3,967	2,791	47,170	30,108	10,023
Industrial warehouses	129,256	3,776	2,659	68,110	11,419	43,292
Health care	110,329	13,310	8,182	59,034	10,044	19,759
Convenience stores	66,751	463	1,492	49,544	2,914	12,338
Retail	36,774	2,305	5,396	22,629	3,369	3,075
Restaurants	33,161	1,946	1,908	23,960	3,928	1,419
Auto dealerships	13,473	7,629	80	4,439	1,313	12
Other	126,564	9,269	5,405	71,100	4,141	36,649
Total owner-occupied loans	724,776	49,899	45,669	403,387	75,123	150,698
Loans secured by nonfarm, nonresidential properties	$1,567,035	$127,686	$163,491	$771,774	$147,094	$356,990

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2015 ($ in thousands) (unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Securities – taxable	2.33%	2.40%	2.59%	2.35%	2.35%	2.36%	2.37%
Securities – nontaxable	4.27%	4.29%	4.20%	4.20%	4.27%	4.28%	4.29%
Securities – total	2.42%	2.49%	2.67%	2.44%	2.45%	2.45%	2.47%
Loans - LHFI & LHFS	4.38%	4.31%	4.32%	4.36%	4.53%	4.34%	4.52%
Acquired loans	10.43%	11.62%	9.38%	14.98%	13.40%	11.05%	10.90%
Loans - total	4.79%	4.85%	4.73%	5.29%	5.43%	4.82%	5.22%
FF sold & rev repo	1.44%	0.00%	0.94%	0.84%	0.91%	1.04%	0.49%
Other earning assets	3.81%	3.44%	3.16%	3.66%	4.19%	3.61%	4.16%
Total earning assets	3.99%	4.07%	4.05%	4.34%	4.42%	4.03%	4.29%

Interest-bearing deposits	0.18%	0.19%	0.20%	0.21%	0.22%	0.19%	0.23%
FF pch & repo	0.14%	0.14%	0.14%	0.13%	0.11%	0.14%	0.11%
Other borrowings	2.68%	1.81%	1.20%	1.88%	3.07%	2.15%	3.03%
Total interest-bearing liabilities	0.26%	0.26%	0.26%	0.27%	0.28%	0.26%	0.29%

Net interest margin	3.81%	3.88%	3.86%	4.14%	4.21%	3.84%	4.07%
Net interest margin excluding acquired loans	3.49%	3.47%	3.54%	3.47%	3.55%	3.48%	3.54%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.  In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.  The net interest margin decreased 7 basis points during the second quarter of 2015.  The decline in the net interest margin was primarily due to a $2.2 million decrease in accretion and recoveries on acquired loans during the second quarter of 2015.

The net interest margin, excluding acquired loans, increased 2 basis points to 3.49% during the second quarter of 2015 from a total of 3.47% during the first quarter of 2015.  During the fourth quarter of 2014, the net interest margin, excluding acquired loans as well as $2.2 million of yield maintenance payments on prepaid securities, totaled 3.46%.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $2.1 million and $546 thousand for the quarters ended June 30, 2015 and 2014, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Mortgage servicing income, net	$4,696	$4,897	$4,814	$4,674	$4,592	$9,593	$9,131
Change in fair value-MSR from runoff	(2,587)	(2,213)	(1,999)	(2,364)	(2,391)	(4,800)	(4,203)
Gain on sales of loans, net	5,114	3,716	2,910	3,272	2,749	8,830	4,588
Other, net	206	1,245	132	(323)	695	1,451	1,095
Mortgage banking income before hedge ineffectiveness	7,429	7,645	5,857	5,259	5,645	15,074	10,611
Change in fair value-MSR from market changes	6,076	(2,368)	(4,142)	700	(3,038)	3,708	(3,761)
Change in fair value of derivatives	(4,024)	3,688	4,203	(117)	3,584	(336)	6,170
Net positive hedge ineffectiveness	2,052	1,320	61	583	546	3,372	2,409
Mortgage banking, net	$9,481	$8,965	$5,918	$5,842	$6,191	$18,446	$13,020

During the first quarter of 2015, Trustmark exercised its option to repurchase delinquent loans serviced for GNMA. These loans were subsequently sold to a third party under different repurchase provisions. Trustmark retained the servicing for these loans, which are fully guaranteed by FHA/VA. As a result of this repurchase and sale, the loans are no longer carried as "LHFS-Guaranteed GNMA serviced loans" (see pages 3 and 6). The transaction resulted in a gain of $304 thousand, which was recorded during the first quarter of 2015 and is included in the table above as "Gain on sales of loans, net.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2015 ($ in thousands) (unaudited)

Note 5 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Partnership amortization for tax credit purposes	$(2,480)	$(2,472)	$(2,806)	$(3,006)	$(3,006)	$(4,952)	$(6,012)
Decrease in FDIC indemnification asset	(1,798)	(970)	(735)	(452)	(999)	(2,768)	(1,687)
Increase in life insurance cash surrender value	1,673	1,675	1,693	1,702	1,857	3,348	3,945
Other miscellaneous income	2,172	712	2,444	1,596	2,347	2,884	3,932
Total other, net	$(433)	$(1,055)	$596	$(160)	$199	$(1,488)	$178

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

During the second quarter of 2015, other noninterest income included a write-down of the FDIC indemnification asset of $1.8 million on acquired covered loans and covered other real estate obtained from the Heritage Banking Group as a result of loan pay-offs, real estate sales, improved cash flow projections and valuation of covered other real estate.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Loan expense	$3,342	$2,721	$3,312	$3,070	$3,107	$6,063	$6,571
Amortization of intangibles	1,959	1,991	2,123	2,150	2,190	3,950	4,483
Other miscellaneous expense	6,885	6,994	8,985	7,744	7,934	13,879	15,429
Total other expense	$12,186	$11,706	$14,420	$12,964	$13,231	$23,892	$26,483

Note 6 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2015 ($ in thousands) (unaudited)

Note 6 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Six Months Ended
			6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity			$1,454,501	$1,436,969	$1,422,268	$1,412,857	$1,392,240	$1,445,783	$1,380,019
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(365,500)	(365,500)	(365,500)	(369,090)
	Identifiable intangible assets		(30,385)	(32,398)	(34,411)	(36,553)	(38,711)	(31,386)	(39,857)
Total average tangible equity			$1,058,616	$1,039,071	$1,022,357	$1,010,804	$988,029	$1,048,897	$971,072

PERIOD END BALANCES
Total shareholders' equity			$1,450,409	$1,446,084	$1,419,940	$1,415,098	$1,399,891
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(365,500)	(365,500)
	Identifiable intangible assets		(32,042)	(31,250)	(33,234)	(35,357)	(37,506)
Total tangible equity		(a)	$1,052,867	$1,049,334	$1,021,206	$1,014,241	$996,885

TANGIBLE ASSETS
Total assets			$12,182,448	$12,179,164	$12,250,633	$12,096,316	$12,119,996
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(365,500)	(365,500)
	Identifiable intangible assets		(32,042)	(31,250)	(33,234)	(35,357)	(37,506)
Total tangible assets		(b)	$11,784,906	$11,782,414	$11,851,899	$11,695,459	$11,716,990

Risk-weighted assets		(c)	$8,530,144	$8,503,102	$8,387,799	$8,287,608	$8,175,622

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income			$30,602	$29,148	$28,073	$33,589	$32,897	$59,750	$61,900
Plus:	Intangible amortization net of tax		1,210	1,229	1,312	1,328	1,353	2,439	2,770
Net income adjusted for intangible amortization			$31,812	$30,377	$29,385	$34,917	$34,250	$62,189	$64,670

Period end common shares outstanding		(d)	67,557,395	67,556,591	67,481,992	67,439,788	67,439,788

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)			12.05%	11.86%	11.40%	13.70%	13.90%	11.96%	13.43%
Tangible equity/tangible assets		(a)/(b)	8.93%	8.91%	8.62%	8.67%	8.51%
Tangible equity/risk-weighted assets		(a)/(c)	12.34%	12.34%	12.17%	12.24%	12.19%
Tangible book value		(a)/(d)*1,000	$15.58	$15.53	$15.13	$15.04	$14.78

TIER 1 COMMON RISK-BASED CAPITAL - BASEL I
Total shareholders' equity					$1,419,940	$1,415,098	$1,399,891
Eliminate qualifying AOCI					42,484	34,365	30,557
Qualifying tier 1 capital					60,000	60,000	60,000
Disallowed goodwill					(365,500)	(365,500)	(365,500)
Adj to goodwill allowed for deferred taxes					15,855	15,503	15,150
Other disallowed intangibles					(33,234)	(35,357)	(37,506)
Disallowed servicing intangible					(6,436)	(6,709)	(6,505)
Disallowed deferred taxes					(3,479)	(1,234)	(5,134)
Total tier 1 capital					1,129,630	1,116,166	1,090,953
Less:	Qualifying tier 1 capital				(60,000)	(60,000)	(60,000)
Total tier 1 common capital		(e)			$1,069,630	$1,056,166	$1,030,953

Tier 1 common risk-based capital ratio		(e)/(c)			12.75%	12.74%	12.61%

COMMON EQUITY TIER 1 CAPITAL (CET1) - BASEL III
Total shareholders' equity			$1,450,409	$1,446,084
AOCI-related adjustments			41,193	29,652
CET1 adjustments and deductions:
	Goodwill net of associated deferred tax liabilities (DTLs)		(348,940)	(349,292)
	Other adjustments and deductions for CET1 (2)		(9,568)	(9,104)
	CET1 capital	(f)	1,133,094	1,117,340
	Additional tier 1 capital instruments plus related surplus		60,000	60,000
	Less: additional tier 1 capital deductions		(1,571)	(1,762)
	Additional tier 1 capital		58,429	58,238
	Tier 1 capital		$1,191,523	$1,175,578

Tier 1 common risk-based capital ratio		(f)/(c)	13.28%	13.14%

(1) Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity
(2) Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.

Trustmark
Banking and Financial Solutions

Second Quarter 2015 Financial Results
July 28, 2015

TRMK Corporate Office

Building a Premier Regional Financial Services Organization

Second Quarter Highlights

Financial performance reflects value of Trustmark's diversified financial services businesses; Q2-15 EPS of $0.45 – up 4.7% from the prior quarter

Profitable Revenue Generation

- ✓ Solid performance across fee-income businesses – e.g., insurance and mortgage – resulting in linked quarter, diversified noninterest income growth of 7.5%
- ✓ Net interest margin excluding acquired loans expanded from the prior quarter to 3.49%
- ✓ Interest and fees (FTE) on both loans held for investment and held for sale increased 2.7% and 2.8% from the prior quarter and year, respectively
- ✓ Performance of acquired loans continued to exceed expectations, providing capital to support additional growth

Process Improvement and Expense Management

- ✓ Customers have embraced remote deposit ATMs and myTrustmark online banking
- ✓ Opened two banking offices and consolidated five banking offices in the second quarter; announced plans to consolidate two additional banking offices in the third quarter of 2015

Credit Quality

- ✓ Continued solid credit performance; both classified loans and nonperforming assets declined linked-quarter and year-over-year
- ✓ Annualized net charge-offs totaled seven basis points of average loans in the second quarter

At June 30, 2015:

Total Assets	$12.2 billion
Total Loans (HFI & Acquired)	$6.9 billion
Total Deposits	$9.8 billion
Banking Centers	201

Q2-15:

Net Income	$30.6 million
EPS – Diluted	$0.45
Dividends / Share	$0.23
ROATE	12.05%
ROAA	1.01%
Tangible Equity / Tangible Assets	8.93%
Total Risk-Based Capital Ratio	15.07%

Source: Company reports

3

Trustmark Banking and Financial Solutions

Attractive, Low-Cost Deposit Base

Well diversified deposit base serves as an excellent, low-cost source of funds

- ✓ Strength of franchise reflected by our low cost of deposits, with nearly 60% of deposits in checking accounts
- ✓ Average deposits in the second quarter totaled $9.8 billion, up $8.6 million from the prior quarter
- ✓ Noninterest-bearing deposits represented 28.4% of average deposits in the second quarter

Deposit Mix – Average Balance

($ in millions)

$9,901
$9,696
$9,533
$9,768
$9,776
27%
29%
29%
28%
28%
73%
71%
71%
72%
72%
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Interest-bearing
Noninterest-bearing

Cost of Deposits	0.16%	0.15%	0.14%	0.13%	0.13%

Deposit Mix by Type – Q2-15 Ending Balance

($ in millions)

Time Deposits $1,820
Savings $703
Nonint.- Bearing DDA $2,819
MMDA $1,632
Interest Checking $2,818
18%
7%
29%
17%
29%

Total Deposits at June 30, 2015 – $9,792

Source: Company reports

4

Trustmark Banking and Financial Solutions

Credit Risk Management

Continued solid credit performance

- ✓ Classified loans continued to reflect steady improvement; relative to the prior quarter and year, classified loan balances declined 1.8% and 11.0%, respectively
- ✓ Nonperforming assets declined $8.0 million, or 4.8%, from the prior quarter and $18.9 million, or 10.6%, from the prior year
  - ➤ The linked-quarter reduction in nonperforming assets was driven by a 11.1% decline in nonaccrual loans, while the year-over-year reduction in nonperforming assets was primarily driven by a 15.2% decline in total other real estate
- ✓ Annualized net charge-offs totaled seven basis points of average loans in the second quarter
- ✓ Allowance for loan losses represented 192.60% of nonperforming loans, excluding impaired loans

Other Real Estate

($ in millions)

$107
$97
$93
$90
$91
Dollar Change:
($10)
($4)
($3)
$1
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15

ALL / Nonperforming Loans (excl. Impaired Loans)

159.71%
178.81%
180.95%
205.52%
192.60%
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15

Source: Company reports
Note: Credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement

5

Trustmark
Banking and Financial Solutions

Legacy Loan Portfolio

Continued focus on profitable, credit-disciplined loan growth

Legacy Loans – Dollar Growth by Type

($ in millions) Type	Balance	Linked Quarter	Y-o-Y
Loans secured by real estate:			
Const., land dev. and other land loans	$ 683	$ (9)	$ 151
Secured by 1-4 family residential prop.	1,638	24	56
Secured by nonfarm, nonresidential prop.	1,567	50	22
Other real estate secured	240	7	(10)
Commercial and industrial loans	1,220	(9)	(30)
Consumer loans	165	3	(0)
State and other political subdivision loans	574	(40)	12
Other loans	360	7	59
Loans HFI	$ 6,447	$ 33	$ 260

Loans HFI

($ in millions)

$6,187
$6,334
$6,449
$6,414
$6,447
Dollar Change:
$147
$115
($35)
$33
Q2-14
Q3-14
Q4-14
Q1-15
Q2-15

- ✓ Loans held for investment ("HFI") increased $33.2 million to $6.4 billion from the prior quarter; year-over-year, loans HFI increased $260.1 million
- ✓ Growth in Alabama and Texas markets of $66.3 million, offset in part by reductions in Mississippi, Florida and Tennessee markets of $33.1 million
- ✓ Nonfarm, nonresidential properties and other real estate secured loans collectively increased $56.9 million from the prior quarter, driven in part by migration of balances from construction, land development and other land loans
- ✓ Commercial and industrial loans grew in Tennessee, Alabama and Florida, but were more than offset by declines in Mississippi and Texas
- ✓ Trustmark had total energy sector exposure of $408 million with outstanding balances of $190 million at June 30, 2015; Trustmark has no loan exposure where the source of repayment or the underlying security of such exposure is tied to the realization of value from energy reserves

Source: Company reports

6

Trustmark Banking and Financial Solutions

Acquired Loan Portfolio

Performance of acquired loans

- ✓ Acquired loan yield in the second quarter totaled 10.43% and included recoveries from settlement of debt of $3.6 million, which represented approximately 2.97% of the total yield on acquired loans
- ✓ We expect the yield on acquired loans (excl. recoveries) for the third quarter to be in the 5.5% - 6.5% range, reflecting our most recent re-estimation of cash flows
- ✓ Based upon most recent cash flow analyses, we anticipate acquired loan balances (excl. any settlement of debt) to decline approximately $35 to $45 million during the third quarter

Interest Income & Impairment – Acquired Loans

($ in thousands)	Q2-14	Q3-14	Q4-14	Q1-15	Q2-15
Acq. loan accretion / int.	$ 14,310	$ 14,462	$ 11,509	$ 11,195	$ 8,975
Acq. recoveries	8,940	8,738	1,991	3,883	3,582
Interest income on acq. loans	$ 23,250	$ 23,200	$ 13,500	$ 15,078	$ 12,557
Provision for acq. loan losses	$ 3,784	$ 1,145	$ 1,179	$ 347	$ 825
Net acq. loan contribution [1]	$ 19,466	$ 22,055	$ 12,321	$ 14,731	$ 11,732
Acq. loan yield	8.25%	9.34%	8.00%	8.63%	7.46%
Acq. loan recoveries yield	5.15%	5.64%	1.38%	2.99%	2.97%
Total yield on acq. loans	13.40%	14.98%	9.38%	11.62%	10.43%

(1) Net interest income on acquired loans - Provision for acquired loan losses

Acquired Loans

($ in millions)

$647
$592
$549
$498
$466
Dollar Change:
($55)
($43)
($51)
($32)
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15

Source: Company reports

Accretable Yield

($ in millions)

$93
$83
$77
$70
$64
Dollar Change:
($10)
($6)
($7)
($6)
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15

7

Trustmark
Banking and Financial Solutions

Income Statement Highlights – Revenue

Net Interest Income – FTE

($ in millions)

$109
$110
$103
$101
$101
$23
$23
$14
$15
$13
$86
$87
$89
$86
$88
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Net Interest Income (excl. Acq. Loans)
Net Interest Income on Acq. Loans

Net Interest Margin

4.21%
4.14%
3.86%
3.88%
3.81%
3.55%
3.47%
3.54%
3.47%
3.49%
Q2 - 14
Q3 - 14
Q4 - 14(1)
Q1 - 15
Q2 - 15
NIM
NIM (excl. acquired loans)

Noninterest Income

($ in millions)	Q2-15	% of Total	Linked Quarter	
Service charges on deposit accounts	$ 11.9	26%	$ 0.8	7.5%
Insurance commissions	9.4	21%	0.8	9.1%
Wealth management	7.8	17%	(0.2)	(2.9%)
Bank card and other fees	7.4	16%	0.7	9.7%
Mortgage banking, net	9.5	21%	0.5	5.8%
Other, net	(0.4)	(1%)	0.6	59.0%
Total Noninterest Income	$ 45.5	100%	$ 3.2	7.5%

- ✓ Broad-based growth across our fee-income businesses
- ✓ Service charges on deposit accounts rebounded from a seasonal reduction in fees in the prior quarter
- ✓ Insurance posted the highest quarterly revenue since the second quarter of 2007, resulting from both a continued focus on new business and development of new production staff
- ✓ Mortgage loan production for the quarter totaled $416.9 million, up 36.9% from the prior quarter and 29.4% from levels one year earlier

Source: Company reports

(1) Net interest margin, excluding acquired loans and yield maintenance payments, totaled 3.46%

8

Trustmark Banking and Financial Solutions

Income Statement Highlights – Noninterest Expense

Noninterest expense remained well-controlled

- ✓ Excluding ORE and intangible amortization of $2.9 million, noninterest expense in the second quarter totaled $97.4 million, an increase of $1.3 million from the prior quarter
- ✓ Efficiency ratio improved to 66.00% in the second quarter
- ✓ Continued realignment of branch network – opened banking offices in Spanish Fort and Inverness, Alabama, and consolidated five banking offices in the second quarter of 2015; announced the consolidation of two additional locations that will be completed during the third quarter of 2015
  - ➢ Since 2012, inclusive of pending closures and openings, Trustmark will have consolidated 30 offices, reallocating a portion of those resources into 8 new offices in attractive markets
  - ➢ Expanded mortgage-banking platform during the quarter with a new mortgage loan-production office in Florence, Alabama; in July, opened an additional mortgage loan-production office in Pensacola, Florida

Noninterest Expense

($ in millions)

$103
$6
$97
$100
$3
$97
$104
$5
$99
$99
$3
$96
$100
$3
$97
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Noninterest Expense (excl. ORE and Intangible Amortization)
ORE/Intangible Amortization

Full-time Equivalent Employees

(actual figures presented)

3,095
3,067
3,060
3,038
2,989
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Full-time Equivalent Employees

Source: Company reports

9

Capital Management

Solid capital position reflects consistent profitability of our diversified financial services businesses

- ✓ Tangible equity to tangible assets ratio was 8.93%, while the total risk-based capital ratio was 15.07% in the second quarter
- ✓ Solid capital base provides the opportunity to support both organic and acquisitive growth in an improving economy and enhance long-term shareholder value

Tangible Equity/Tangible Assets
8.51%
8.67%
8.62%
8.91%
8.93%
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15

Tier 1 Common
Risk-based Capital Ratio
12.61%
12.74%
12.75%
13.14%
13.28%
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15

Total Risk-based Capital Ratio
14.54%
14.70%
14.56%
14.92%
15.07%
Q2 - 14
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15

Source: Company reports

10

Trustmark
Banking and Financial Solutions

Strategic Priorities to Enhance Shareholder Value

✓ Profitable revenue generation
- Create and expand customer relationships
- Loan growth
- Noninterest income – deposit services, wealth management, insurance and mortgage banking
- Business development and cross-selling

✓ Process improvement and expense management
- Performance Measurement
- Market Optimization
- Capital and Expense Management

✓ Leverage existing infrastructure investments
- Enterprise-wide analytics system
- Network operations center
- Cybersecurity and fraud detection system

✓ Credit quality
- Maintain disciplined underwriting and pricing
- Resolution of existing problem assets

✓ Effective risk management
- Ensure regulatory compliance
- Create value-added proposition, while managing businesses more effectively

✓ Mergers and acquisitions
- In-market consolidation
- Expand to additional attractive markets
- Patience and discipline

11

Trustmark Banking and Financial Solutions